Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On March 21, 2017, Dynatronics Corporation ("Dynatronics" or the "Company") entered into an agreement (the "Asset Purchase Agreement") to acquire substantially all the assets of Hausmann Industries, Inc. ("Hausmann").  At the time of Closing (the "Closing") on April 3, 2017, the purchase price for the Company's acquisition of Hausmann's assets (the "Acquisition") totals approximately $10,000,000, with the final purchase price subject to adjustments as may be required by the Asset Purchase Agreement and indemnification claims, if any (the "Purchase Price").
The following Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended December 31, 2016, and for the year ended June 30, 2016, combine the historical consolidated statements of operations of Dynatronics and Hausmann for those periods, giving effect to the Acquisition as if it had been consummated on July 1, 2015, the beginning of the full year period presented. The following Unaudited Pro Forma Condensed Combined Balance Sheet combines the consolidated balance sheets of Dynatronics and Hausmann, giving effect to the Acquisition as if it had been consummated on December 31, 2016. Dynatronics and Hausmann have year ends that differ by more than 93 days.    Therefore, the historical statement of operations of Hausmann for the twelve months ended June 30, 2016 was calculated by taking the audited statement of operations of Hausmann for the year ended December 31, 2016, subtracting the unaudited statement of operations for the six months ended December 31, 2016, and adding the unaudited statement of operations for the six months ended December 31, 2015 (see Note 7).
The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 805, Business Combinations, with Dynatronics considered as the accounting acquirer and Hausmann as the accounting acquiree. Accordingly, consideration paid by Dynatronics to complete the Acquisition will be allocated to identifiable assets and liabilities of Hausmann based on their estimated fair values as of the closing date of the Acquisition.
As of the date of the Form 8-K/A filing to which these Pro Forma Condensed Combined Financial Statements are attached (the "Form 8-K/A"), Dynatronics has not completed the detailed valuation analysis necessary to arrive at the required estimates of the fair value of Hausmann's assets acquired and the liabilities assumed and the related allocations of purchase price, nor has it identified all adjustments necessary to conform Hausmann's accounting policies to Dynatronics' accounting policies. A final determination of the fair value of Hausmann's assets and liabilities, including intangible assets with both indefinite or definite lives, will be based on the actual net tangible and intangible assets and liabilities of Hausmann that existed as of the closing date of the Acquisition and, therefore, cannot be made prior to the preparation of the financial statements of Hausmann after Closing. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. Dynatronics has prepared preliminary estimates of the fair value of Hausmann's assets and liabilities based on discussions with Hausmann's management, preliminary valuation analyses and due diligence which are reflected in the Unaudited Pro Forma Condensed Combined Financial Statements.  Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in differences from the Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations and these differences may be material.
Assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial information (the "pro forma adjustments") are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on the combined results following the Acquisition. The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition occurred on the date indicated. Further, the unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the combined company following the Acquisition.

These Unaudited Pro Forma Condensed Combined Financial Statements have been derived from, and should be read in conjunction with:

•
The unaudited condensed consolidated financial statements of Dynatronics as of and for the six-month period ended December 31, 2016, as contained in its Quarterly Report on Form 10-Q filed on February 14, 2017;

•	The audited consolidated financial statements of Dynatronics as of and for the year ended June 30, 2016, as contained in its Annual Report on Form 10-K filed on September 28, 2016; and

•	The audited financial statements of Hausmann as of and for the years ended December 31, 2016 and 2015, attached as an exhibit to Form 8-K of Dynatronics filed on April 4, 2017.
The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or any future cost savings from combined operations pursuant to the Acquisition. Although Dynatronics believes that there will be integration costs and that cost savings will be realized following the Acquisition, there can be no assurance that these costs savings will be achieved in full or at all. In addition, the Unaudited Pro Forma Condensed Combined Statements of Operations do not include other one-time costs directly attributable to the Acquisition or professional fees incurred by Dynatronics or Hausmann pursuant to provisions contained in the Asset Purchase Agreement as those costs are not considered part of the Purchase Price nor are they expected to have a continuing impact on the combined company.
To effect this transaction, approximately $2,800,000 was provided from a loan facility with Bank of the West and approximately $7,800,000 ($7,200,000, net of issuance costs) was provided through the issuance of approximately 1,559,000 units, with each unit comprised of one share of Common Stock, one share of Series B Convertible Preferred Stock and warrants to purchase 1.5 shares of Common Stock.

Dynatronics Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Six Months Ended December 31, 2016

	Historical Hausmann (3)	Historical Dynatronics	Reclassifications (1)	Acquisition & Financing Adjustments (2)	Note References		Pro Forma Combined
Net sales	$7,600,477	$16,876,089	$-	$-			$24,476,566
Cost of sales	5,444,042	11,008,094	-	-			16,452,136
Gross profit	2,156,435	5,867,995	-	-			8,024,430
Operating Expenses
Selling, general and administrative	1,713,059	5,615,594	5,855	244,000	6a, 6h, 6i, 6	k	7,578,508
Research and development	21,333	588,360	-	-			609,693
Depreciation	5,855	-	(5,855)	-			-
Total operating expenses	1,740,247	6,203,954	-	244,000			8,188,201
Operating Income (Loss)	416,188	(335,959)	-	(244,000)			(163,771)
Other Income (Expense)
Interest expense	(6,109)	(123,092)	-	(52,000)	6	b	(181,201)
Interest income	-	364	-	-			364
Other, net	87,007	77,735	-	-			164,742
Total other income (expense), net	80,898	(44,993)	-	(52,000)			(16,095)
Income (Loss) Before Income Taxes	497,086	(380,952)	-	(296,000)			(179,866)
Income tax expense	-	-	-	-			-
Net Income (Loss)	497,086	(380,952)	-	(296,000)			(179,866)
Deemed preferred stock dividends	-	(375,858)	-	-			(375,858)
Stock dividends	-	(177,777)	-	(173,000)	6	e	(350,777)
Net Income (Loss) Attributable to Common Stockholders	$497,086	$(934,587)	$-	$(469,000)			$(906,501)
Earnings (Loss) per Share-Basic		$(0.33)					$(0.21)
Earnings (Loss) per Share-Diluted		$(0.33)					$(0.21)

Weighted Average Shares Outstanding-Basic		2,861,299		1,559,000	6	f	4,420,299
Weighted Average Shares Outstanding-Diluted		2,861,299		1,559,000	6	f	4,420,299

(1)	See Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements
(2)	See Note 6 to the Unaudited Pro Forma Condensed Combined Financial Statements
(3)	See Note 7 to the Unaudited Pro Forma Condensed Combined Financial Statements

Dynatronics Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended June 30, 2016

	Historical Hausmann (3)	Historical Dynatronics	Reclassifications (1)	Acquisition & Financing Adjustments (2)	Note References		Pro Forma Combined
Net sales	$14,966,557	$30,411,757	$-	$-			$45,378,314
Cost of sales	10,570,015	20,057,614	-	-			30,627,629
Gross profit	4,396,542	10,354,143	-	-			14,750,685
Operating Expenses
Selling, general and administrative	3,380,254	10,978,606	20,902	588,000	6a, 6h, 6i, 6	k	14,967,762
Research and development	46,321	1,070,383	-	-			1,116,704
Depreciation	20,902	-	(20,902)	-			-
Total operating expenses	3,447,477	12,048,989	-	588,000			16,084,466
Operating Income (Loss)	949,065	(1,694,846)	-	(588,000)			(1,333,781)
Other Income (Expense)
Interest expense	(13,551)	(289,149)	-	(104,000)	6	b	(406,700)
Interest income	-	2,885	-	-			2,885
Other, net	103,625	14,298	-	-			117,923
Total other income (expense), net	90,074	(271,966)	-	(104,000)			(285,892)
Income (Loss) Before Income Taxes	1,039,139	(1,966,812)	-	(692,000)			(1,619,673)
Income tax benefit (expense)	-	64,551	-	-			64,551
Net Income (Loss)	1,039,139	(1,902,261)	-	(692,000)			(1,555,122)
Deemed preferred stock dividends	-	-	-	(1,600,000)	6	d	(1,600,000)
Stock dividends	-	(372,291)	-	(346,000)	6	e	(718,291)
Net Income (Loss) Attributable to Common Stockholders	$1,039,139	$(2,274,552)	$-	$(2,638,000)			$(3,873,413)
Earnings (Loss) per Share-Basic		$(0.84)					$(0.91)
Earnings (Loss) per Share-Diluted		$(0.84)					$(0.91)

Weighted Average Shares Outstanding-Basic		2,706,424		1,559,000	6	f	4,265,424
Weighted Average Shares Outstanding-Diluted		2,706,424		1,559,000	6	f	4,265,424

(1)	See Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements
(2)	See Note 6 to the Unaudited Pro Forma Condensed Combined Financial Statements
(3)	See Note 7 to the Unaudited Pro Forma Condensed Combined Financial Statements

Dynatronics Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2016

	Historical Hausmann (1)	Historical Dynatronics	Acquisition & Financing Adjustments (1)	Note References		Pro Forma Combined
Assets:
Cash and cash equivalents	$443,928	$1,665,739	$(443,928)	6	g	$1,665,739
Accounts receivable, net	1,911,961	3,384,968	-			5,296,929
Other receivables	-	39,501	-			39,501
Inventories, net	1,934,113	5,584,635	-			7,518,748
Prepaid expenses and other	167,725	430,751	-			598,476
Total current assets	4,457,727	11,105,594	(443,928)			15,119,393
Property and equipment, net	684,219	4,569,570	(83,219)	6a, 6	h	5,170,570
Intangible assets, net	-	144,783	2,000,000	6	a	2,144,783
Goodwill	-	-	4,620,838	5		4,620,838
Other assets	-	538,891	-			538,891
Total assets	$5,141,946	$16,358,838	$6,093,691			$27,594,475

Liabilities and Stockholders' Equity:
Liabilities:
Current portion of long-term debt	$59,171	$134,351	$(59,171)	6	b	$134,351
Current portion of capital leases	-	188,487	-			188,487
Current portion of deferred gain	-	150,448	-			150,448
Loan Facility	-	-	2,800,000	6	b	2,800,000
Warranty reserve	-	151,579	-			151,579
Accounts payable	656,337	2,792,693	-			3,449,030
Accrued expenses	579,300	286,460	-			865,760
Accrued payroll and benefits expense	-	894,743	-			894,743
Income tax payable	-	3,961	-			3,961
Total current liabilities	1,294,808	4,602,722	2,740,829			8,638,359
Long-term debt, net of current portion	134,147	471,884	(134,147)	6	b	471,884
Capital lease, net of current portion	-	3,185,989	-			3,185,989
Deferred gain, net of current portion	-	1,755,225	-			1,755,225
Deferred rent	-	104,417	-			104,417
Total liabilities	1,428,955	10,120,237	2,606,682			14,155,874

Commitments and Contingencies

Stockholders' Equity:
Preferred stock	-	4,636,706	3,600,000	6	j	8,236,706
Common stock	537,821	7,826,646	3,062,179	6	j	11,426,646
Additional paid-in capital	-	-	-			-
Retained Earnings/(Accumulated deficit)	3,175,170	(6,224,751)	(3,175,170)	6	j	(6,224,751)
Total equity	3,712,991	6,238,601	3,487,009			13,438,601
Total liabilities and equity	$5,141,946	$16,358,838	$6,093,691			$27,594,475

(1)	See Notes 5 and 6 to the Unaudited Pro Forma Condensed Combined Financial Statements

Dynatronics Corporation
Notes to Pro Forma Condensed Combined Financial Statements
(Unaudited)
Note 1 - Description of Acquisition
On March 21, 2017, Dynatronics Corporation ("Dynatronics" or the "Company") entered into an agreement (the "Asset Purchase Agreement") to acquire substantially all the assets of Hausmann Industries, Inc. ("Hausmann").  At the time of Closing (the "Closing") on April 3, 2017, the purchase price for the Company's acquisition of Hausmann's assets (the "Acquisition") totals approximately $10,000,000, with the final purchase price subject to adjustments as may be required by the Asset Purchase Agreement and indemnification claims, if any (the "Purchase Price").
Note 2 - Basis of Presentation
The Unaudited Pro Forma Condensed Combined Financial Statements are prepared in accordance with Article 8, rule 8-05, of the Securities and Exchange Commission Regulation S-X. The historical financial information has been adjusted to give effect to the transactions that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on the operating results of the combined company. The historical information of Dynatronics and Hausmann is presented in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"), except that it does not contain all of the footnote disclosures normally required by U.S. GAAP.
Note 3 - Reclassifications and Conforming Accounting Policies and Classifications
The Unaudited Pro Forma Condensed Combined Statements of Operations reflect an adjustment to reclassify depreciation expense (not related to production) into selling, general and administrative expense in order to conform the presentation of Hausmann's financial results to that of Dynatronics.
At this time, Dynatronics is not currently aware of any additional differences that would have a material impact on the Unaudited Pro Forma Condensed Combined Financial Statements. Following the Acquisition, Dynatronics will conduct a review of Hausmann's accounting policies in an effort to determine if any further differences require reclassification of Hausmann's results of operations or reclassification of assets or liabilities to conform to Dynatronics' accounting policies and classifications. As a result of that review, Dynatronics may identify differences between the accounting policies and classifications of the two companies that, when conformed, could have a material impact on these Unaudited Pro Forma Condensed Combined Financial Statements.
Note 4 - Calculation of Preliminary Estimated Purchase Price and Transaction Financing
The Acquisition was financed with a combination of net proceeds from the issuance of 1,559,000 units, with each unit comprised of one share of Common Stock, one share of Series B Convertible Preferred Stock and  a warrant to purchase 1.5 shares of Common Stock, and borrowings.  On March 31, 2017, Dynatronics entered into a loan and security agreement to receive up to approximately $8,000,000 on a Committed Loan Facility (the "Loan Facility") to partially fund the Acquisition and to provide operating capital. The maturity of the Loan Facility is two years. The Loan Facility has customary market-based financial and operating covenants.
For purposes of the Unaudited Pro Forma Condensed Combined Financial Statements approximately $10,000,000 of total estimated consideration will be financed from the following sources: approximately $7,200,000 from a common stock, convertible preferred stock and common stock warrant offering (net of issuance costs) and approximately $2,800,000 of debt (net of issuance costs) under the Loan Facility.
Note 5 - Preliminary Estimated Purchase Price Allocation
Under the acquisition method of accounting, the total purchase price, which equals fair value, is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the acquisition.
Dynatronics has performed a preliminary estimate of the fair market value of Hausmann's tangible and intangible assets and liabilities.

The table below represents management's preliminary estimated fair value allocation of the total estimated consideration to Hausmann's tangible and intangible assets and liabilities as of December 31, 2016:
Total consideration	$10,000,000
Tangible net assets acquired	(3,379,162)
Identifiable intangible assets acquired	(2,000,000)
Consideration allocated to goodwill	$4,620,838
This preliminary estimated purchase price allocation has been used to prepare pro forma adjustments in these Unaudited Pro Forma Condensed Combined Financial Statements. Upon completion of the fair value assessment after the Closing, it is anticipated that the final purchase price allocation will differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of assets and liabilities that are made within the measurement period, which will not exceed one year from the Closing, will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.
Note 6 - Pro Forma Adjustments
The Unaudited Pro Forma Condensed Combined Statements of Operations do not include any material non-recurring charges directly attributable to the Acquisition that will arise in subsequent periods. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities including any benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Acquisition. The Unaudited Pro Forma Condensed Combined Financial Statements reflect the following adjustments:
(a) Tangible and Intangible Assets – Fair Value Adjustments
The preliminary valuation identified a total fair value of $601,000 for the property and equipment acquired.  The net carrying value, at cost, of the Hausmann property and equipment acquired by Dynatronics totaled approximately $414,000 at December 31, 2016, which resulted in a pro forma fair value increase of approximately $187,000 to property and equipment.  This increase in fair value resulted in additional depreciation expenses totaling $13,000 and $27,000 for the six months ended December 31, 2016 and year ended June 30, 2016.  Also see Note 6(h) below.
The preliminary valuation identified intangible assets consisting of customer relationships, covenant not to compete and trademarks/tradenames. The fair value of acquired intangible assets was estimated by management at $2,000,000.  The calculation of these fair values is preliminary and subject to change.
The following table summarizes the estimated fair values of Hausmann's identifiable intangible assets and their estimated useful lives and uses a straight-line method of amortization:
	Estimated Fair Value	Estimated Useful Life in Years	Six Months Ended December 31, 2016	Year Ended June 30, 2016
Customer relationships	$1,000,000	10	$50,000	$100,000
Covenant not to compete	200,000	5	20,000	40,000
Trademarks/tradenames	800,000	10	40,000	80,000
Pro forma adjustments to intangible assets	$2,000,000		110,000	220,000

(b) Debt and Interest Expense
At the Closing of the Acquisition, Hausmann had $193,318 of debt that will not be assumed by Dynatronics.  The Loan Facility provides approximately $2,800,000 to partially finance the transaction.  These items are reflected as adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as follows:
Debt
Hausmann debt - not assumed	$(193,318)
Increase for borrowing under Loan Facility (net of issuance costs)	2,800,000
Pro forma adjustments to debt	$2,606,682
The Loan Facility is expected to bear interest at LIBOR plus 2.25% (totaling 4.05% at Closing).
The Unaudited Pro Forma Condensed Combined Statements of Operations reflect an adjustment to interest expense related to the Loan Facility for the six months ended December 31, 2016 and year ended June 30, 2016, of approximately $57,000 and $114,000, respectively. It also includes an adjustment to eliminate Hausmann's historical interest expense of approximately $5,000 and $10,000, for the six months ended December 31, 2016 and year ended June 30, 2016, respectively, as Hausmann's debt will not be assumed at Closing. Adjustments to interest expense in the Unaudited Pro Forma Condensed Combined Statements of Operations consist of the following:
Interest Expense	Six Months Ended December 31, 2016	Year Ended June 30, 2016
Hausmann debt - not assumed	$(5,000)	$(10,000)
New borrowing under Loan Facility	57,000	114,000
Pro forma adjustments to interest expense	$52,000	$104,000
(c) Income Tax Expense/Benefit
Prior to the Acquisition, Hausmann was not required to provide for income taxes as it was treated as a pass-through entity for U.S. federal and state income tax purposes. Federal and state income taxes were assessed at the owner level and each owner was liable for its own tax payments.  The Pro Forma Unaudited Statement of Operations do not reflect an adjustment to income tax expense/benefit for the six months ended December 31, 2016 and the year ended June 30, 2016 because the combined operations generated a loss.  No deferred income tax asset is recorded because the accounting criteria to record such assets has not been met.
(d) Deemed Preferred Stock Dividend Associated with Beneficial Conversion Feature
Reflects deemed dividends associated with the issuance of convertible preferred stock with a beneficial conversion feature of approximately $1,600,000 for the year ended June 30, 2016.
(e) Preferred Stock Dividends paid in Common Stock
Reflects preferred stock dividends paid in common stock with respect to the convertible preferred stock of approximately $173,000 and $346,000 for the six months ended December 31, 2016 and the year ended June 30, 2016, respectively.
(f) Loss Per Share
Reflects an adjustment to increase basic and diluted weighted average shares in connection with the issuance of 1,559,000 common shares in the offering.  Preferred shares and common stock warrants issued as part of the offering are not included as they would be anti-dilutive.

(g) Cash
Represents adjustments to cash to reflect estimated cash receipts and payments related to the Acquisition, as follows:

Receipts:
Issuance of debt, net of issuance costs	$2,800,000
Issuance of common and preferred stock, net of issuance costs	7,200,000
Payments:
Distribution of Cash on hand to Seller	(443,928)
Cash consideration for acquisition	(10,000,000)
Net pro forma adjustments to cash and cash equivalents	$(443,928)
(h) Building and Lease Expense
The building and related improvements will not be acquired, but will be leased by Dynatronics.  The building had been fully depreciated prior to July 1, 2015, so no adjustment is needed to remove the net book value of the building at December 31, 2016, or related depreciation expense for the six months and year ended December 31, 2016 and June 30, 2016, respectively. However, the building improvements were not fully depreciated at July 1, 2015.  This pro forma entry reflects an adjustment to remove the net book value of the building improvements of approximately $270,000 at December 31, 2016.  Also, an adjustment to remove depreciation expense of approximately $6,000 and $12,000 and add lease expense of approximately $180,000 and $360,000 for the six months ended December 31, 2016 and the year ended June 30, 2016, respectively.
(i) Transaction Expenses
Reflects an adjustment of approximately $53,000 and $7,000 to remove transaction expenses recorded for the six months ended December 31, 2016 and the year ended June 30, 2016, respectively.
(j) Stockholders' Equity
Reflects the issuance of approximately $3,600,000 of preferred stock (net of issuance costs) and $3,600,000 of common stock (net of issuance costs).  Additionally, reflects the elimination of the historical common stock and retained earnings of Hausmann of $537,821 and $3,175,170, respectively, at Closing.
(k) Summary of Pro Forma Adjustments Affecting Selling, General and Administrative Expenses
The table below summarizes all the pro forma entries, outlined above, that affect selling, general and administrative expenses for the six months ended December 31, 2016 and year ended June 30, 2016:

Selling, General and Administrative Expenses	Six Months Ended December 31, 2016	Year Ended June 30, 2016
Add:
Amortization Expense	$110,000	$220,000
Building lease expense	180,000	360,000
Depreciation Expense	13,000	27,000
Remove:
Building improvements depreciation expense	(6,000)	(12,000)
Transaction Related Expense	(53,000)	(7,000)
Net pro forma adjustments to selling, general and administrative expenses	$244,000	$588,000

Note 7 - Basis of the Hausmann Statements of Operations within the Unaudited Pro Forma Condensed Combined Financial Statements
For the purposes of the Unaudited Pro Forma Condensed Consolidated Financial Statements, information for Hausmann has been obtained from the audited financial statements of Hausmann for the years ended December 31, 2016 and 2015, and the unaudited condensed financial statements for the six months ended June 30, 2016 and December 31, 2015.  Hausmann's unaudited statement of operations for the year ended June 30, 2016 has been constructed as follows:

	Year Ended December 31, 2016	Six Months Ended December 31, 2016	Six Months Ended June 30, 2016	Six Months Ended December 31, 2015	Year Ended June 30, 2016
	(a)	(b)	(c) = (a) – (b)	(d)	(e) = (c) + (d)
Net sales	$14,835,125	$7,600,477	$7,234,648	$7,731,909	$14,966,557
Cost of sales	10,627,238	5,444,042	5,183,196	5,386,819	10,570,015
Gross profit	4,207,887	2,156,435	2,051,452	2,345,090	4,396,542
Operating Expenses
Selling, general and administrative	3,335,839	1,713,059	1,622,780	1,757,474	3,380,254
Research and development	43,064	21,333	21,731	24,590	46,321
Depreciation	11,710	5,855	5,855	15,047	20,902
Total operating expense	3,390,613	1,740,247	1,650,366	1,797,111	3,447,477
Operating Income	817,274	416,188	401,086	547,979	949,065
Other Income (Expense)
Interest expense	(12,217)	(6,109)	(6,108)	(7,443)	(13,551)
Other, net	134,819	87,007	47,812	55,813	103,625
Total other, net	122,602	80,898	41,704	48,370	90,074
Income Before Income Taxes	939,876	497,086	442,790	596,349	1,039,139
Income tax expense	-	-	-	-	-
Net Income	$939,876	$497,086	$442,790	$596,349	$1,039,139